UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

BOTTLING HOLDINGS INVESTMENTS

LUXEMBOURG COMMANDITE S.C.A.

(Exact name of registrant as specified in its charter)

Grand Duchy of Luxembourg
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

L-1818 Howald, 2, rue des Jones, Grand Duchy of Luxembourg

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

4.75% Notes due November 8, 2010	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-144967

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the securities to be registered is contained in the Prospectus Supplement dated October 30, 2007, and the Prospectus dated July 30, 2007, copies of which were electronically transmitted for filing with the Commission pursuant to Rule 424(b) on October 30, 2007, each of which forms a part of the Registrant’s Registration Statement on Form S-3 (No. 333-144967), and is incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits are filed with the Commission and the New York Stock Exchange, Inc.:

2.1	Form of the Registrant’s 4.75% Notes due November 8, 2010, payable to BT Globenet Nominees Limited, or registered assigns.

2.2	Form of the Registrant’s 4.75% Notes due November 8, 2010, payable to CEDE & Co., or registered assigns.

2.3	Form of Indenture between the Registrant, Coca-Cola Enterprises Inc., as Guarantor, Deutsche Bank Trust Company Americas, as Trustee, Registrar and Transfer Agent, and Deutsche Bank, AG, London Branch, as Paying Agent (incorporated by reference to Exhibit 4.2 to Registration Statement on Form S-3 (No. 333-144967)).

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

BOTTLING HOLDINGS INVESTMENTS LUXEMBOURG COMMANDITE S.C.A.

By:	/s/ Joyce King-Lavinder
Name:	Joyce King-Lavinder
Title:	Officer and Member of Offering Committee

November 8, 2007